EXHIBIT 4.8

EXECUTION COPY

JOINDER TO THE SECOND AMENDED AND RESTATED

STOCKHOLDERS’ AGREEMENT

THIS JOINDER TO THE SECOND AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT (the “Joinder Agreement”) is entered into as of February 14, 2006 (the “Effective Date”) by and among Pharmasset, Inc., a Delaware corporation (the “Company”), RFS Partners, L.P., a Georgia limited partnership (the “Partnership”) and Raymond F. Schinazi, Ph.D., individually and as Manager (the “Manager”) of RFS & Associates, LLC, a Georgia limited liability company, the general partner (the “General Partner”) of the Partnership (“Schinazi”).

RECITALS

WHEREAS, Schinazi and the Company and certain other stockholders are parties to the Second Amended and Restated Stockholders’ Agreement dated as of August 4, 2004 and as amended by an amendment dated as of October 26, 2004 (“Stockholders’ Agreement”);

WHEREAS, Section 5 of the Stockholders’ Agreement contains certain limitations on the transfer of shares of the Company’s Common Stock, $0.001 par value per share (the “Common Stock”);

WHEREAS, pursuant to the Accession Agreement (hereinafter defined), the Company agreed to permit the transfer of 1.0 million shares of Common Stock (the “Transfer Shares”) by Schinazi to the Partnership under the 1998 Agreement (hereafter defined);

WHEREAS, Schinazi has requested that the Company record the foregoing transfer to the Partnership of the Transfer Shares; and

WHEREAS, the restrictions to such transfer of the Transfer Shares have been waived in the Waiver Agreement and Second Amendment to the Second Amended and Restated Stockholders’ Agreement by and among the Company and the signatories thereto, dated as of the Effective Date hereof (the “Waiver”), by (a) the Majority Investors and (b) Stockholders other than the Investors holding a majority of the Common Shares and Preferred Shares (on an as-if converted basis) owned by such Stockholders (as such terms are defined in the Stockholders’ Agreement) pursuant to the terms of the Stockholders’ Agreement; and

NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Joinder Agreement, the Company, Schinazi and the Partnership (collectively, the “Parties”) hereby agree, as follows:

SECTION 1. THE TRANSFER.

1.1 Recording of Transfer. The Company acknowledges receipt of the notice of transfer by Schinazi, and upon surrender to the Company by Schinazi of the certificate (or certificates, as the case may be) representing the Transfer Shares, the Company shall record the aforesaid transfer of the Transfer Shares to the Partnership, and the Partnership’s ownership of the Transfer Shares, on its books and records, and shall thereupon take such steps as are necessary promptly to deliver share certificates for the Transfer Shares to the Partnership.

1.2 Rights and Obligations under Stockholders’ Agreement. The Company, Schinazi and the Partnership each acknowledge, agree and confirm that, as of the Effective Date, by the Partnership’s execution of this Joinder Agreement, the Partnership will be deemed to be a party to the Stockholders’ Agreement, as amended from time to time, and one of the “Restricted Stockholders” and one of the “Buyers” for all purposes of the Stockholders’ Agreement, as amended from time to time, and shall have all of the rights and obligations of a Restricted Stockholder and of a Buyer thereunder as if it had been an original signatory to the Stockholders’ Agreement and were listed on Schedule A to the Stockholders’ Agreement under the heading “Restricted Stockholders.”

1.3 Partnership’s Handling of Transfer Shares. The Partnership agrees that, after the aforesaid transfer, (a) the Partnership shall not transfer the Transfer Shares except in accordance with the applicable terms of the Stockholders’ Agreement, the Restricted Stock Purchase Agreement of Advisor dated June 19, 1998 (the “1998 Agreement”), the Accession Agreement of the Partnership dated as of September 26, 2005 (the “Accession Agreement”) and any lock-up agreement to which the Transfer Shares may from time to time be subject and (b) the Partnership shall continue to hold such shares for the exclusive benefit of one or more of Schinazi’s spouse, children or grandchildren for estate planning purposes insofar as it is required to do so by the Stockholders’ Agreement and the 1998 Agreement. Nothing in this Joinder Agreement shall preclude the Partnership from changing partners or managers so long as any such partner or member is a “Family Member”, or provided such transfer is made in accordance with the Stockholders’ Agreement, the 1998 Agreement, the Accession Agreement and any lock-up agreement to which the Transfer Shares may from time to time be subject, from further transferring the Transfer Shares.

SECTION 2. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY

The Company hereby represents and warrants to, and covenants and agrees with Schinazi and the Partnership, as of the Effective Date,

(a)	Authorization. The Company has full power and authority to enter into, execute and deliver this Joinder Agreement, and this Joinder Agreement has been executed by a duly authorized person on behalf of the Company.

(b)	Transfer Documents. Other than this Joinder Agreement, the 1998 Agreement, the Accession Agreement, the Stockholders’ Agreement, the

PARTNERSHIP JOINDER TO THE SECOND AMENDED AND RESTATED

STOCKHOLDERS’ AGREEMENT

Waiver, and the certificates evidencing the Transfer Shares, there are no documents, agreements or understandings to which the Company is a party, oral or written, regarding or in connection with the Transfer, ownership, disposition or control of the Transfer Shares.

SECTION 3. REPRESENTATIONS OF SCHINAZI AND THE PARTNERSHIP.

Schinazi and the Partnership hereby represent and warrant to, and covenant and agree with the Company, as of the Effective Date, that:

(a)	Authorization. The Partnership has full power and authority to enter into, execute and deliver this Joinder Agreement, and this Joinder Agreement has been executed by a duly authorized person on behalf of the Partnership. This Joinder Agreement, when executed and delivered by the Partnership, and the Stockholders’ Agreement, constitute and will constitute the valid and legally binding obligations of the Partnership, enforceable in accordance with the terms and provisions hereof and thereof.

(b)	Transfer Documents. Other than this Joinder Agreement, the 1998 Agreement, the Accession Agreement, the Stockholders’ Agreement, the Waiver, the certificates evidencing the Transfer Shares and any lock-up agreement to which the Transfer Shares may from time to time be subject, there are no documents, agreements or understandings to which Schinazi or the Partnership is a party, oral or written, regarding or in connection with the Transfer, ownership, disposition or control of the Transfer Shares.

(c)

Investment Intent. (i) The Partnership is an “accredited investor” as defined in Regulation D of the Securities Act, (ii) each of the Partnership and its General Partner has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment in the Transfer Shares, (iii) the Partnership has not been formed for the specific purpose of acquiring the Transfer Shares and (iv) the Transfer Shares acquired or to be acquired by the Partnership will be acquired for investment for the Partnership’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Partnership has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness, commitment or intention to sell, grant any participation in, or otherwise distribute the same. By executing this Joinder Agreement, each of the Partnership and its General Partner further represents that neither the Partnership nor its General Partner presently has any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any other Person, with respect to any of the Transfer Shares. Schinazi is the sole record and beneficial owner of the Transfer Shares and has not previously assigned or

PARTNERSHIP JOINDER TO THE SECOND AMENDED AND RESTATED

STOCKHOLDERS’ AGREEMENT

transferred any rights therein to any other Person. No consideration has been paid, is required to be paid or will be paid in connection with the transfer of the Transfer Shares from Schinazi to the Partnership as contemplated herein.

(d)	Restricted Securities. Each of the Partnership and its General Partner acknowledges and agrees that the Transfer Shares have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the representations by the Partnership and its General Partner as expressed herein. Such Transfer Shares may also be transferred in reliance upon the exemptions from registration contained in comparable exemptions contained in the securities laws of other jurisdictions to the extent applicable (the “State Acts”), and that the transfer of such Transfer Shares may be restricted or limited as a condition to the availability of such exemptions. The Transfer Shares may be offered for sale, sold, pledged, hypothecated, disposed of or otherwise transferred only if there is a registration statement under the Securities Act in effect with respect to such securities and pursuant to registration under any applicable State Acts covering such Transfer Shares; or in the absence of such registration, only in reliance upon an opinion of counsel satisfactory to the Company, to the effect that registration is not required under the Securities Act or under any applicable State Acts. Any attempt by the Partnership or its General Partner, directly or indirectly, to offer, sell, pledge, hypothecate, dispose of or otherwise transfer the Transfer Shares or any economic or voting rights relating thereto, including without limitation, by distributions from the Partnership, without complying with the provisions of this Joinder Agreement, the Stockholders’ Agreement, the 1998 Agreement, the Accession Agreement, any lock-up agreement to which the Transfer Shares may from time to time be subject and applicable law shall be void and of no effect. Each certificate evidencing the Transfer Shares shall bear the appropriate restrictive legends set forth in subsection (f) below. Each of the Partnership and its General Partner acknowledges that the Company has no obligation to register or qualify the Transfer Shares or any other Shares, or the Common Stock into which any such other Shares may be converted, for resale except as set forth in the Stockholders’ Agreement. Each of the Partnership and its General Partner further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Transfer Shares, and on requirements relating to the Company which are outside of the control of the Partnership and its General Partner, and which the Company is under no obligation and may not be able to satisfy.

PARTNERSHIP JOINDER TO THE SECOND AMENDED AND RESTATED

STOCKHOLDERS’ AGREEMENT

(e)	No Public Market. Each of the Partnership and its General Partner understands that no public market now exists for the Common Stock, and that the Company has made no assurances that a public market will ever exist for the Common Stock.

(f)	Legends. Each of the Partnership and its General Partner understands that the Transfer Shares and any securities issued in respect of or in exchange for the Transfer Shares, will bear the following legends:

(i) “THE SALE AND TRANSFER OF THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN RESTRICTED STOCK PURCHASE AGREEMENT BY AND BETWEEN THE REGISTERED HOLDER (OR HIS OR HER PREDECESSOR IN INTEREST) AND THE COMPANY. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.”

(ii) “THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO AGREEMENTS, COVENANTS AND RESTRICTIONS IN REGARD TO THE VOTING OF SUCH SECURITIES AND THEIR TRANSFER, AS PROVIDED IN THE PROVISIONS OF A SECOND AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT, DATED AUGUST 4, 2004, BY AND AMONG THE COMPANY AND THE STOCKHOLDERS NAMED THEREIN, A COPY OF WHICH IS ON FILE PRINCIPAL OFFICE OF THE COMPANY.”

(iii) “THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR ANY STATE SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE TRANSFERRED, WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT OR ANY APPLICABLE STATE SECURITIES LAWS.”

(g)

No General Solicitation. Neither the Partnership, nor its General Partner or any of their officers, directors, employees, agents, beneficiaries, trustees, stockholders, members or partners has either directly or indirectly, including through a broker or finder (i) engaged in any general solicitation, or (ii) published any advertisement in connection with the transfer or issuance of the Transfer Shares. Each of the Partnership and its

PARTNERSHIP JOINDER TO THE SECOND AMENDED AND RESTATED

STOCKHOLDERS’ AGREEMENT

General Partner acknowledges that it has not received any offering statement, prospectus or offering circular containing information with respect to the Company or the Transfer Shares, and each of the Partnership and its General Partner has made an independent inquiry and analysis with respect to the Company and the Transfer Shares. Each of the Partnership and its General Partner represents and warrants that it is not subscribing to or purchasing the Transfer Shares as a result of any advertisement, article, notice, general solicitation or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or meeting.

(h)	Residence. The principal place of business of the Partnership is located at the address of the Partnership set forth under its signature hereto and the principal residence of the Manager of the General Partner is located at the address of such Manager set forth under his signature hereto.

SECTION 4. MISCELLANEOUS

4.1 Definitions. Capitalized terms used but not otherwise defined in this Joinder Agreement shall have the meanings set forth in the Stockholders’ Agreement.

4.2 Further Assurances. Schinazi and the Partnership each agree that at any time and from time to time, upon the written request of the Company, it will execute and deliver such further documents and do such further acts and things as the Company may reasonably request in order to effect the purposes of this Joinder Agreement.

4.3 Governing Law and Jurisdiction. This Joinder Agreement shall be governed by and construed under the laws of the State of Delaware (without giving effect to any conflicts or choice of laws provisions which would cause the application of the domestic substantive laws of any other jurisdiction). With respect to this Joinder Agreement only, the Parties agree and consent to exclusive jurisdiction and venue in the state or federal courts of Fulton County, Georgia to enforce the provisions of this Joinder Agreement or for the resolution of any claims or disputes that arise from or are related solely to this Joinder Agreement; and, for the avoidance of doubt, the Parties hereto acknowledge that the foregoing agreement and consent to jurisdiction relates only to this Joinder Agreement and does not relate to any actions or proceedings related to the resolution of any claims or disputes that arise from or are related to the Stockholders’ Agreement.

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PARTNERSHIP JOINDER TO THE SECOND AMENDED AND RESTATED

STOCKHOLDERS’ AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Joinder to the Second Amended and Restated Stockholders’ Agreement as of the Effective Date set forth in the first paragraph hereof.

COMPANY:			PARTNERSHIP:

PHARMASSET, INC.			RFS PARTNERS, L.P.

		By:	RFS & Associates, LLC

By:	/s/ P. Schaefer Price	By:	/s/ Raymond Schinazi
	Name: P. Schaefer Price		Name: Raymond F. Schinazi
	Title: President and Chief Executive Officer		Title: Manager

Address: 303-A College Road East			Address: 2881 Peachtree Road, N.E.
Princeton, NJ 08540			Unit 2204
Telecopier: 609-613-4150			Atlanta, GA 30305
Telecopier: 404-728-7726

RAYMOND F. SCHINAZI, Ph.D.

/s/ Raymond Schinazi

Address: 2881 Peachtree Road, N.E.
Unit 2204
Atlanta, GA 30305
Telecopier: 404-728-7726

PARTNERSHIP JOINDER TO THE SECOND AMENDED AND RESTATED

STOCKHOLDERS’ AGREEMENT